FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 29, 2009

   PARADIGM MEDICAL INDUSTRIES, INC.
(Exact name of registrant as specified in this Charter)

Delaware	0-28498	87-0459536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2355 South 1070 West, Salt Lake City, Utah	84119
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 977-8970

                       Does Not Apply
(Former name or former address, if changed since last report)

ITEM 5.02 Resignation of Director

On May 29, 2009, Dr. David M. Silver resigned as a director of Paradigm Medical Industries, Inc. due to his other responsibilities that have increased in magnitude and, as a result, he will not be able to devote sufficient time to continue as a director of the company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARADIGM MEDICAL INDUSTRIES, INC.
(Registrant)

Date: June 12, 2009	By:	/s/ Stephen L. Davis
Stephen L. Davis
President